Exhibit 99.1

PRESS RELEASE

AEON Biopharma Announces CEO Transition

– Marc Forth Steps Down as President and CEO to Pursue Another Opportunity; will remain on the Board of Directors –

– Jost Fischer, Chairman of AEON, will assume the role of interim CEO –

IRVINE, Calif., March 27, 2025 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a botulinum toxin complex for the treatment of multiple therapeutic indications, announced today a leadership transition under which Marc Forth is stepping down as President and Chief Executive Officer of the Company to pursue another opportunity, effective April 4, 2025. Mr. Forth will continue with the Company as a member of its board of directors (the “Board”), through which he will continue to advise the Company’s management team and provide strategic guidance. The Board has appointed Jost Fischer, the current Chairman of the Board, to serve as Interim Chief Executive Officer following Mr. Forth’s departure while the Board identifies a replacement chief executive officer. The Board is actively considering several qualified candidates.

“On behalf of the Board, I want to thank Marc for his invaluable contributions to AEON over the last several years and his dedication to exhaustively evaluating all opportunities for the Company to execute its growth strategy. As a result of these efforts, the Company is making steady progress along a 351(k) biosimilar regulatory pathway that could allow it to bring ABP-450 to the U.S. market for all of BOTOX’s currently approved and future therapeutic indications under a single FDA approval,” commented Mr. Fischer.  “I look forward to working with the AEON team and the Board to ensure our program for ABP-450 continues to move forward without delay. We believe our current cash balance will allow us to work through our Biosimilar BPD Type 2a meeting with FDA anticipated in the second half of 2025. We look forward to announcing the results of that meeting and next steps in our development program.”

Jost Fischer has served as a member of the Company’s Board since February 2017. Mr. Fischer is the co-owner of Dental Innovations BVBA. Mr. Fischer served as a member and the chairman of the board of directors and as Chief Executive Officer of Sirona from June 2006 to February 2013, as Chief Executive Officer from April 2002 to February 2013, and as President from April 2002 to September 2010. Prior to joining Sirona, Mr. Fischer served as President and Chief Executive Officer of The Hoermann Group, an international conglomerate in the telecommunication and automotive industry, and held senior management positions with PWA Group, a European paper group, including President and Chief Executive Officer of PWA’s printing division and President and Chief Executive Officer of PWA Dekor GmbH. In addition, Mr. Fischer serves on the board of directors of several private companies. He received a Master’s degree in Economics from the University of Saarbruecken, Germany.

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. The product is approved as a biosimilar in Mexico and India. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Exhibit 99.1

PRESS RELEASE

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of primary comparative analytical studies, and potential determination that ABP-450 is highly similar to the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential", "continue" or “could”,  or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to maintain the cash balance required to work through our Biosimilar BPD Type 2a meeting with the FDA; (v) AEON’s ability to continue to meet continued stock exchange listing standards; (vi) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (vii) AEON’s ability to progress along a 351(k) biosimiliar pathway to allow ABP-450 to be approved as a biosimilar to BOTOX under a single FDA approval; (viii) the outcomes from any meetings or discussions with regulatory authorities; and (ix) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma